Exhibit 99.1

OPTICAL CABLE CORPORATION
5290 Concourse Drive
Roanoke, VA 24019
(Nasdaq NM: OCCF)
www.occfiber.com

AT THE COMPANY:	AT FINANCIAL RELATIONS BOARD:
Neil Wilkin	Marilynn Meek
President & CEO	General Information
(540) 265-0690	(212) 827-3773
investorrelations@occfiber.com	mmeek@financialrelationsboard.com

Barney Dean	Susan Garland
Manager, Military and Govt. Sales	Analysts
(540) 265-0690	(212) 827-3775
militarysales@occfiber.com	sgarland@financialrelationsboard.com

FOR IMMEDIATE RELEASE:

OPTICAL CABLE CORPORATION

ACHIEVES CERTIFICATIONS BY U.S. DEPARTMENT OF DEFENSE

Ground Tactical Fiber Optic Cable Qualified After Rigorous Testing and

Manufacturing Facility Certified After On-Site Audit

ROANOKE, VA, August 8, 2005 – Optical Cable Corporation (Nasdaq NM: OCCF) today announced the Company has achieved two significant milestones in its continuing pursuit of excellence as a long-time supplier of rugged military fiber optic cables for the U.S. and allied militaries.

Ground Tactical Fiber Optic Cable Qualified to MIL-PRF-85045/8A

The U.S. Department of Defense (“DoD”) has certified Optical Cable Corporation as a fully qualified supplier of ground tactical fiber optic cable, meeting all military requirements. A government-certified independent test laboratory subjected Optical Cable’s military ground tactical fiber optic cable to a series of rigorous optical, environmental, and mechanical tests as defined in MIL-PRF-85045/8A. The test results were reviewed by the Defense Supply Center, Columbus (“DSCC”), part of the U.S. Defense Logistics Agency.

DSCC validated that the Company’s military ground tactical fiber optic cables fully comply with the DoD’s stringent test requirements. As a result, these products have been added to the DoD’s Qualified Parts List as complying with MIL-PRF-85045/8A.

Optical Cable Corp. Achieves Certifications by U.S. DoD

Manufacturing Facility Certified to MIL-STD-790F

Optical Cable Corporation’s manufacturing facility also has been certified by the DoD as a MIL-STD-790F facility. This certification is considered one of the most respected in the defense industry as it requires compliance with stringent government requirements for product design, documentation, process control, and management practices.

DSCC conducted a comprehensive on-site audit that resulted in confirmation that Optical Cable’s manufacturing facility met all requirements for producing high quality fiber optic cables for use by the U.S. Armed Forces.

Management Comments

“Since the early 1980s, military tactical fiber optic cables have been an integral part of the U.S. military’s tactical communications systems—providing dependable real-time communications between permanent and mobile field command and control facilities,” said Barney Dean, Optical Cable’s military and government sales manager. “Optical Cable Corporation’s military-grade fiber optic cables are currently deployed worldwide by the U.S. military in every significant operational theater, providing secure and reliable tactical communications. Now with our newly qualified products, the U.S. military will have access to a full MIL SPEC ground tactical fiber optic cable for their communications needs,” said Mr. Dean.

“Optical Cable Corporation has been a major supplier of military ground tactical fiber optic cable to the U.S. Department of Defense and certain allied militaries for years,” said Neil Wilkin, President and Chief Executive Officer of Optical Cable Corporation. “We believe our announcement today confirms that Optical Cable continues to be the premier source for the most rugged and reliable, and highest quality military ground tactical fiber optic cable in the world,” said Mr. Wilkin.

“We appreciate the confidence the U.S. military has expressed in our products and our people as evidenced by these certifications. Today’s announcement is a credit to the hard work and dedication of the Optical Cable team, and evidence of our ongoing efforts to provide the finest quality fiber optic cables to meet a wide range of commercial, harsh environment and military needs,” Mr. Wilkin added.

Comments by Elected Leaders

Upon learning of Optical Cable Corporation’s announcement, the following statements were issued by elected leaders:

“Optical Cable Corporation is helping Virginia expand its defense and homeland security sector strengths outside of the Washington Metropolitan area,” said Governor Mark R. Warner. “The skilled workforce in the Roanoke region has been and will continue to provide the U.S. Armed Forces with technology that will help improve the military’s communications systems and potentially save lives,” said Governor Warner.

Optical Cable Corp. Achieves Certifications by U.S. DoD

U.S. Senator George Allen said, “It is important that our military has cutting edge technology and I am pleased that Optical Cable Corp. is providing the needed tools so that our men and women in the military can effectively communicate with each other. Virginia has always been a leader in innovation and Optical Cable Corp. is just another example of a successful company here in the Commonwealth.”

“I am pleased by the announcement that Optical Cable Corporation has been certified by the Department of Defense as a qualified supplier and commend them for the work they do to strengthen our national defense,” U.S. Congressman Bob Goodlatte said. “Their work is critical in ensuring that the United States military is technologically prepared to face whatever challenges confront our nation,” Congressman Goodlatte added.

Company Information

Optical Cable Corporation is a leading manufacturer of fiber optic cables primarily sold into the enterprise market, and the premier manufacturer of military ground tactical fiber optic cable for the U.S. military. Founded in 1983, Optical Cable Corporation pioneered the design and production of fiber optic cables for the most demanding military field applications, as well as fiber optic cables suitable for both indoor and outdoor use. The Company’s current broad product offering is built on the evolution of these fundamental technologies, and is designed to provide end users with fiber optic cables that are easy and economical to install, provide a high degree of reliability and offer outstanding performance characteristics. Optical Cable Corporation sells its products worldwide for uses ranging from commercial and campus installations to customized products for specialty applications and harsh environments, including military applications. The Company manufactures its high quality fiber optic cables at its ISO 9001:2000 registered facility located in Roanoke, Virginia.

Further information about Optical Cable Corporation is available on the World Wide Web at www.occfiber.com.

FORWARD-LOOKING INFORMATION

This news release by Optical Cable Corporation (the “Company”) may contain certain “forward-looking” information within the meaning of the federal securities laws. The forward-looking information may include, among other information, (i) statements concerning the Company’s outlook for the future, (ii) statements of belief, anticipation or expectation, (iii) future plans, strategies or anticipated events, and (iv) similar information and statements concerning matters that are not historical facts. Such forward-looking information is subject to risks and uncertainties that may cause actual events to differ materially from the Company’s expectations. Factors that could cause or contribute to such differences include, but are not limited to, the level of sales to key customers, including distributors; the economic conditions affecting network service providers; corporate spending on information technology; actions by competitors; fluctuations in the price of raw materials (including optical fiber); the Company’s dependence on a single

Optical Cable Corp. Achieves Certifications by U.S. DoD

manufacturing facility; the Company’s ability to protect its proprietary manufacturing technology; market conditions influencing prices or pricing; the Company’s dependence on a limited number of suppliers; an adverse outcome in litigation, claims and other actions, and potential litigation, claims and other actions against the Company; an adverse outcome in regulatory reviews and audits and potential regulatory reviews and audits; further adverse changes in laws and regulations associated with the extraterritorial income exclusion; adverse changes in state tax laws and/or positions taken by state taxing authorities affecting the Company; technological changes and introductions of new competing products; economic conditions that affect the telecommunications sector, certain technology sectors or the economy as a whole; terrorist attacks or acts of war, particularly given the acts of terrorism against the United States and subsequent military responses by the United States, and any potential future military conflicts; ability to retain key personnel; the Company’s ability to successfully implement planned changes to its information technology systems and manufacturing processes; the impact of changes in accounting policies, including those by the Securities and Exchange Commission and the Public Company Accounting Oversight Board; the Company’s ability to successfully comply with and the cost of compliance with, the provisions of Section 404 of the Sarbanes-Oxley Act of 2002; impact of future consolidation among competitors and/or among customers adversely affecting the Company’s position with its customers and/or our market position; impact of weather or natural disasters in the areas of the world in which the Company operates and markets its products; changes in market demand, exchange rates, productivity, or market and economic conditions in the areas of the world in which the Company operates and markets its products and the Company’s success in managing the risks involved in the foregoing. The Company cautions readers that the foregoing list of important factors is not exclusive and the Company incorporates by reference those factors included in current reports on Form 8-K.

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